UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):
May 27, 2004

MDU Communications International, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-26053	84-1342898
(Commission File Number)	(I.R.S. Employer Identification No.)

60-D Commerce Way Totowa, New Jersey	07512
(Address of Principal Executive offices)	(Zip Code)

(973) 237-9499
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Item 5. Other Events

On May 27, 2004, MDU Communications International, Inc. closed $5.5 million in equity financing pursuant to a private placement offering.

The Company issued a press release regarding the private placement. A copy of the press release, dated May 28, 2004, is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2004	MDU Communications International, Inc.

	By:	/s/ Sheldon Nelson
Sheldon Nelson, Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.2	Press Release dated May 28, 2004